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                                                                    Exhibit 4.1

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)

                                       OF

                           BIONOVA HOLDING CORPORATION

                          ----------------------------

                             PURSUANT TO SECTION 151
             OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                          ----------------------------

         Bionova Holding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended, and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on December 28, 2000 duly adopted the following preamble and resolution establishing and creating a series of 200 shares of Preferred Stock, par value $.01 per share, of the Corporation:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby created, and that the designation and number of shares thereof and the preferences, limitations and relative rights thereof are as follows:

         SECTION 1. DESIGNATION AND NUMBER OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK. There is hereby authorized and established a series of Preferred Stock that shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred"), and the number of shares constituting such series shall be Two Hundred (200). Such number of shares may be increased or decreased, but not to a number less than the number of shares of Series A Preferred then issued and outstanding, by resolution adopted by the full Board of Directors.

         SECTION 2. DEFINITIONS. In addition to the definitions set forth elsewhere herein, the following terms shall have the meanings indicated:

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "Charter Amendment" means an amendment of the Corporation's Certificate of Incorporation, as

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amended, increasing the authorized number of shares of Common Stock to a least 70,000,000 shares.

         "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

         "Junior Securities" means the Common Stock or any other series of stock issued by the Corporation ranking junior as to the Series A Preferred upon liquidation, dissolution or winding up of the Corporation.

         "Parity Security" means any class or series of stock issued by the Corporation ranking on a parity with the Series A Preferred upon liquidation, dissolution or winding up of the Corporation.

         "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate, or other entity or organization, other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or any subsidiary of the Corporation, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan.

         "Preference Amount" shall mean $10,000 per share of Series A Preferred Stock.

         "Senior Securities" means any class or series of stock issued by the Corporation ranking senior to the Series A Preferred upon liquidation, dissolution or winding up of the Corporation.

         SECTION 3.     CERTAIN COVENANTS AND RESTRICTIONS.

         (a)     So long as any shares of Series A Preferred are outstanding;

                 (i) At all times after the effective date of the Charter Amendment, the Corporation shall reserve and keep available for issuance upon the conversion of the shares of Series A Preferred such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the conversion of all outstanding shares of Series A Preferred, and all other securities and instruments convertible into shares of Common Stock, and shall take all reasonable action within its power required to increase the authorized number of shares of Common Stock necessary to permit the conversion of all such shares of Series A Preferred and all other securities and instruments convertible into shares of Common Stock.

                 (ii) The Corporation represents, warrants and agrees that all shares of Common Stock that may be issued upon exercise of the conversion rights of shares of Series A Preferred will, upon issuance, be fully-paid and nonassessable.

                 (iii) The Corporation shall pay all taxes and other governmental charges (other than any income or franchise taxes) that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of Series A Preferred as provided herein. The Corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the shares of the Series A Preferred surrendered in connection with the conversion thereof, and in such case the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Corporation's satisfaction that no tax or other charge is due.

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         SECTION 4.     LIQUIDATION PREFERENCE.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of any Junior Securities, the holders of the shares of Series A Preferred shall be entitled to receive an amount equal to the Preference Amount, plus the amount of any accrued and unpaid dividends on the Series A Preferred, multiplied by the number of shares of Series A Preferred held by them. To the extent the available assets are insufficient to fully satisfy such amounts, then the holders of the Series A Preferred shall share ratably in such distribution in the proportion that the number of each holder's Series A Preferred shares bears to the total number of shares of Series A Preferred outstanding. No further payment on account of any such liquidation, dissolution or winding up of the Corporation shall be paid to the holders of the shares of Series A Preferred or the holders of any Parity Securities unless there shall be paid at the same time to the holders of the shares of Series A Preferred and the holders of any Parity Securities proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series A Preferred and the holders of all such outstanding Parity Securities are respectively entitled with respect to such distribution. For purposes of this Section 4, neither a consolidation or merger of the Corporation with one or more partnerships, corporations or other entities nor a sale, lease, exchange or transfer of all or any substantial part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

         (b) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 15 days prior to any payment date stated therein, to the holders of record of the shares of Series A Preferred at their respective addresses as the same shall appear in the records of the Corporation.

         SECTION 5. DIVIDENDS. Holders of the Series A Preferred will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable at such rate as may be determined by the Board of Directors; provided, however, that no dividend shall be paid on Common Stock unless dividends shall have been paid to or declared and set apart upon all shares of the Series A Preferred, at a rate per share at least equal to the dividend payment on the Common Stock into which each share of Series A Preferred is then convertible.

         SECTION 6. REACQUIRED SHARES. Any shares of Series A Preferred repurchased, converted or otherwise acquired by the Corporation shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series.

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         SECTION 7.     VOTING RIGHTS.

         (a)     Except as otherwise required by law and as specified in this
Section 7, the holders of shares of Series A Preferred shall not have any right or power to vote on or consent with respect to any matter or in any proceeding or to be represented at any meeting of stockholders of the Corporation. On any matters on which the holders of shares of Series A Preferred shall be entitled to vote, they shall be entitled to one vote for each share held.

         (b) So long as any shares of Series A Preferred remain outstanding, the affirmative vote or consent of the holders of a majority of the shares of Series A Preferred outstanding at the time, given in person or by proxy, either in writing or at a meeting, shall be necessary to permit, effect or validate (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of Senior Security or (ii) the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, of the Corporation which would materially and adversely affect any right, preference, privilege or voting power of shares of Series A Preferred or of the holders thereof. The increase in the amount of authorized Preferred Stock of the Corporation or the creation and issuance, or increase in amount of authorized shares of other series of Parity Security or Junior Security shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting power.

         SECTION 8. CONVERSION RIGHTS. Holders of shares of Series A Preferred shall have the right to convert, in whole or in part and without the payment of any additional consideration by the holder, any or all of such shares into Common Stock, as follows:

         (a) At any time after the effective date of the Charter Amendment, each share of Series A Preferred shall be convertible at the option of the holder thereof into fully paid, non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of each share of Series A Preferred shall be 115,780.58, subject to adjustment as provided in this Section.

         (b) In case at any time the Corporation shall (i) subdivide the outstanding shares of Common Stock into a greater number of shares, (ii) combine the outstanding shares of Common Stock into a smaller number of shares or (iii) pay a dividend in Common Stock on its outstanding shares of Common Stock, then the number of shares of Common Stock that each share of Series A Preferred in convertible into under Section 8(a) shall be multiplied by the fraction obtained:

         by dividing

         (X), the actual total number of issued and outstanding shares of Common Stock immediately after the occurrence of such subdivision, combination or dividend,

         by

         (Y), the total number of issued and outstanding shares of Common Stock immediately prior to the the occurrence of such subdivision, combination or dividend.

Such adjustment shall become effective immediately after the occurrence of a subdivision, combination or stock dividend.

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         (c)     The conversion of any share of Series A Preferred may be
effected by the holder thereof by the surrender of the certificate or certificates therefor, duly endorsed, at the principal offices of the Corporation or to such agent or agents of the Corporation as may be designated by the Board of Directors and by giving written notice to the Corporation that such holder elects to convert the same.

         (d) As promptly as practicable after the surrender of shares of Series A Preferred for conversion, the Corporation shall issue and deliver or cause to be issued and delivered to the holder of such shares certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series A Preferred have been converted in accordance with the provisions of this Section 8. Subject to the following provisions of this Section, such conversion shall be deemed to have been made as of the close of business on the date on which the shares of Series A Preferred shall have been surrendered for conversion in the manner herein provided, so that the rights of the holder of the shares of Series A Preferred so surrendered shall cease at such time, and the person or persons entitled to receive the shares of Common Stock upon conversion thereof shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Corporation are closed shall be deemed to have been made, and shall be effective to terminate the rights of the holder or holders of the shares of Series A Preferred so surrendered for conversion and to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes, at the opening of business on the next succeeding day on which such transfer books are open.

         (e) The Corporation shall not be required to issue fractional shares of stock upon the conversion of the Series A Preferred. As to any final fraction of a share which the holder of one or more shares of Series A Preferred would otherwise be entitled to receive upon conversion, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the same fraction of $2.75 on the day of conversion, subject to appropriate adjustment for any of the transactions described in Section 8(b).

         (f) In case the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, statutory share exchange, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof) (each of the foregoing transactions being referred to as a "Fundamental Change Transaction"), then the shares of Series A Preferred remaining outstanding will thereafter no longer be subject to conversion into Common Stock pursuant to this Section, but instead each share shall be convertible into the kind and amount of stock and other securities and property receivable (including cash) upon the consummation of such Fundamental Change Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred was convertible immediately prior to such Fundamental Change Transaction (including an immediate adjustment of the Conversion Price if by reason of or in connection with such merger, consolidation, statutory share exchange, sale or recapitalization any securities are issued or event occurs which would, under the terms hereof, require an adjustment of the Conversion Price). The provisions of this
Section 8(f) shall similarly apply to successive Fundamental Change
Transactions.

         (g) If the Corporation proposes to take any action specified in this Section 8 which requires any adjustment of the number of shares of Common Stock that each share of Series A Preferred is convertible into under
Section 8(a) or proposes to effect a Fundamental Change Transaction, then and in

                                        5

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each such case the Corporation shall at least 30 days prior to any such event, and within five Business Days after it has knowledge of any such pending transaction, provide to the Series A Preferred holders written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such consolidation or merger. Such notice shall also specify, as applicable, the date on which the holders of capital stock shall be entitled thereto or the date on which the holders of capital stock shall be entitled to exchange their stock for securities deliverable upon such Fundamental Change Transaction, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended, or to a favorable vote of security holders, if either is required. Furthermore, any notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares obtainable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The failure to give notice of any action or transaction as required under this Section 8(g) shall not affect the validity of any such action or transaction.

         SECTION 9. RANKING. For purposes of the distribution of assets upon liquidation, dissolution or winding up of the Corporation, (i) the Junior Securities shall rank junior to the Series A Preferred and (ii) the Parity Securities shall rank on a parity with the Series A Preferred.

         SECTION 10. RECORD HOLDERS. The Corporation may deem and treat the record holder of any shares of Series A Preferred as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

         SECTION 11. NOTICE. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notices sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: If to the Corporation, to its principal executive offices; or if to a holder of the Series A Preferred, to such holder at the address of such holder of the Series A Preferred as listed in the stock record books of the Corporation, or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

         SECTION 12. SUCCESSORS AND TRANSFEREES. The provisions applicable to shares of Series A Preferred shall bind and inure to the benefit of and be enforceable by the Corporation, the respective successors to the Corporation, and by any record holder of shares of Series A Preferred.

                  RESOLVED FURTHER, that the officers of the Corporation be, and they are hereby, authorized and directed from time to time to execute such certificates, instruments or other documents and do all such things as may be necessary or advisable in their discretion in order to carry out the terms hereof, including the filing with the Secretary of State for the State of Delaware of a copy of the foregoing resolution executed by an officer of the Corporation.

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Dated: December 28, 2000

                                              BIONOVA HOLDING CORPORATION



                                              By:  /s/ Joe Rudberg
                                                   ----------------------------
                                                   Joe Rudberg, Secretary




















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